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                                                                   EXHIBIT 10.39

                             MICROSOFT CORPORATION
                       XBOX PUBLISHER LICENSE AGREEMENT


This License Agreement (the "Agreement") is entered into and effective as of October 12, 2000 (the "Effective Date") by and between Microsoft Corporation, a Washington corporation ("Microsoft"), and INTERPLAY ENTERTAINMENT CORP. ("Licensee").


     A. Whereas, Microsoft develops and licenses a computer game system, known as the Xbox game system; and

     B. Whereas, Licensee is an experienced publisher of software products that wishes to develop and/or publish one or more software products running on the Xbox game system, and to license proprietary materials from Microsoft, on the terms and conditions set forth herein.

Accordingly, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, Microsoft and Licensee agree as follows:


1. DEFINITIONS. For the purposes of this Agreement, the following terms will have the respective indicated meanings.

     1.1 "Art & Marketing Materials" shall mean art and mechanical formats for a Software Title including the retail packaging, end user instruction manual with end user license agreement and warranties, Finished Product Unit media label, and any promotional inserts and other materials that are to be included in the retail packaging, as well as all press releases, marketing, advertising or promotional materials related to the Software Title and/or Finished Product Units (including without limitation web advertising and Licensee's web pages to the extent they refer to the Software Title(s) or the Finished Product Units).

     1.2 "Authorized Replicator" shall mean a software replicator certified and approved by Microsoft for replication of games that run on Xbox. Upon Licensee's written request, Microsoft will provide Licensee with a copy of the then-current list of Authorized Replicators, but the status of a particular replicator and such list may change from time to time in Microsoft's sole and absolute discretion.

     1.3 "Branding Specifications" shall mean the specifications in Exhibit C, and such other design specifications as Microsoft may hereafter provide from time to time, for using the Licensed Trademarks on a Software Title and/or on related product packaging, documentation, and other materials.

     1.4 "Commercial Release" shall mean (a) with respect to Xbox, the first distribution of an Xbox to the public for payment, and (b) with respect to a Software Title, the earlier of the first distribution of the Software Title for payment or distribution of Finished Product Units that are not designated as beta or prerelease versions.

     1.5 "Finished Product Unit" shall mean a DVD-9 copy, in software object code only, of a Software Title, in whole or in part.

     1.6 "Licensed Trademarks" shall mean the Microsoft trademarks depicted in Exhibit B (which Microsoft unilaterally may modify from time to time during the term of this Agreement upon written notice to Licensee).

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     1.7  "Software Title" shall mean the single software product as described in the applicable Exhibit A (i.e., Exhibit A-1, Exhibit A-2, or Exhibit A-n, as the case may be), developed by Licensee, and running on Xbox. A Software Title shall include the improvements and patches thereto (if and to the extent approved by Microsoft), but shall not include any "prequel," "sequel," or add-on pack. If Microsoft approves one or more additional concept(s) for another single software product proposed by Licensee to run on Xbox (including, without limitation, new software titles or prequels, sequels, or add-on packs to previously approved Software Titles), pursuant to the procedure set forth in
Section 2.1.1 below and the Xbox Guide (as defined in Section 2.1), then upon Microsoft's written approval of such concept, this Agreement, and the term "Software Title," shall be broadened automatically to cover the respective new software product and the parties will prepare, initial and append to this Agreement a new Exhibit A-n for each such additional new software product.

     1.8 "Certification Requirements" shall mean the requirements specified in this Agreement (including without limitation the Xbox Guide) for quality, compatibility, and/or performance of a Software Title, and, to the extent not inconsistent with the foregoing standards, the standards of quality and performance generally accepted in the console game industry.

     1.9 "Territory" shall be determined on a Software Title-by-Software Title basis, and shall mean such countries as may be specified in writing by Microsoft when the concept of the applicable Software Title is approved pursuant to
Section 2.1.1 below.

     1.10 "Xbox" shall mean the first version (as of the Commercial Release) of Microsoft's Xbox game system, including operating system software and hardware design specifications.

2.  DEVELOPMENT; DELIVERY; APPROVAL

     2.1 Software Title Development. Licensee's development activities with respect to each Software Title shall be in accordance with the development schedule set forth in the applicable Exhibit A-n. Furthermore, Licensee agrees to be bound by all provisions contained in the then-applicable version of the "Xbox Guide", the current version of which Microsoft or its affiliate will deliver to Licensee when it is completed, after the execution of this Agreement. Licensee understands and agrees that Microsoft may, in its discretion, supplement, revise and update the Xbox Guide from time to time and that upon Licensee's receipt of the applicable supplement, revision or updated version, Licensee automatically shall be bound by all provisions of the then-current Xbox Guide; Microsoft will specify in each such supplement, revision or updated version a reasonable effective date of each change if such change or revision is not required to be effective immediately. If Licensee proceeds with the development of a Software Title, Licensee shall deliver each milestone (i.e., Concept milestone as described in Section 2.1.1, optional Preliminary Version milestones(s) as described in Section 2.1.2, Feature-Complete Version milestone as described in Section 2.1.3, and Final Release Version milestone as described in Section 2.1.4) to Microsoft for approval in writing, and Microsoft agrees to use good faith efforts to promptly review each milestone and render its approvals or rejections thereof within a reasonable period of time. All certification and playtesting (and applicable fees therefor, if any) will be in accordance with the then-applicable version of the Xbox Guide. If Microsoft does not approve Licensee's submission for a given milestone then Licensee shall either correct the problems that contributed to the lack of approval or, if Microsoft gives Licensee written notice to cease development, Licensee shall immediately cease all development activities for the applicable Software Title's subsequent milestones. Each successive milestone shall comply in all material respects with the characteristics of previously approved milestones. Each software milestone shall be delivered in compiled object code form.

     2.1.1 Concept. Licensee shall deliver to Microsoft a written and completed concept submission form (in the form provided by Microsoft to Licensee), including without limitation: (a) a detailed description of the Software Title, including but not limited to (to the extent applicable) title, theme, plot, characters, play elements, and technical specifications; (b) the identities of any proposed subcontractors, and general information about the principal team of individual developers, and (c) an

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explanation of the design, technical and marketing suitability of the Software
Title. Evaluation of the proposed design will be based on criteria including, but not necessarily limited to, the following: (i) originality; (ii) play breadth and depth; (iii) playability; (iv) replayability and long-term interest; and (v) theme, characters and storyline. Technical evaluation of the concept will be based on criteria including, but not necessarily limited to, feasibility of execution and usage of system capabilities (such as graphics, audio, hard drive, play control, online capabilities and peripherals). Marketing suitability will be evaluated based on criteria including, but not necessarily limited to, the following: (i) market viability; (ii) Licensee's marketing commitment (if any); (iii) suitability to the target demographic; and (iv) overall fit with the Xbox certified software products portfolio.

     2.1.2 Preliminary Versions. Licensee may, but will not be required to, deliver to Microsoft certain preliminary versions of the Software Title, as addressed in the Xbox Guide.

     2.1.3 Feature-Complete Version. Licensee shall deliver to Microsoft a feature-complete version of the Software Title (the "Beta Version"), which includes all features of the Software Title and such other content as may be required under the Xbox Guide. Concurrently with delivery of the Beta Version, Licensee will disclose in writing to Microsoft the details about any and all so-called "hidden characters," "cheats," "easter eggs," "bonus video and/or audio," and similar elements included in the Beta Version and/or intended to be included in the final release version of the Software Title.

     2.1.4 Final Release Version. Licensee shall deliver to Microsoft, Licensee's proposed final release version of the applicable Software Title that is complete and ready for manufacture and commercial distribution, with the final content rating certification, with identified program errors corrected, and with any and all changes previously requested by Microsoft implemented. However, nothing herein will be deemed to relieve Licensee of its obligation to correct program bugs and errors, whenever discovered (including without limitation after Commercial Release), and Licensee agrees to correct such bugs and errors as soon as possible after discovery (provided that, with respect to bugs or errors discovered after Commercial Release of the applicable Software Title, the parties will mutually agree to an appropriate fix and timetable for the correction of the bug/error in all Finished Product Units manufactured after discovery). In addition, Licensee will comply with all certification procedures, guidelines and standards set forth in the then-applicable version of the Xbox Guide. Licensee shall not distribute the Software Title, nor manufacture any Finished Product Units intended for distribution, unless and until Microsoft shall have given its final certification and approval of the final release version of the Software Title, and Microsoft shall have provided the code for the final release version to the applicable Authorized Replicator(s).

     2.1.5 Playtesting. Microsoft will playtest the Beta Version and proposed final release version of each Software Title; if Licensee delivers preliminary versions of a Software Title, Microsoft may (but will not be obligated to) playtest such versions. Microsoft will provide written comments to Licensee regarding the results of its playtest results, and Licensee shall comply with any reasonable requests made by Microsoft to improve the applicable Software Title based on such playtest results. Licensee acknowledges that, notwithstanding its receipt of approvals from Microsoft for prior milestones or versions during the development process, Licensee's proposed final release version of each Software Title must be approved by Microsoft, as set forth in the Xbox Guide. In addition to conforming with the approved concept, with all technical specifications, and with all other requirements set by Microsoft during the development and approval process, each Software Title must achieve a satisfactory rating in final playtesting. Notwithstanding anything to the contrary contained herein, Licensee acknowledges and understands that, in part, the results of playtesting will be subjective, that Microsoft will have the right to deny final approval based on its determination, and that Licensee has and will have no expectation of final approval of any Software Title regardless of any approvals or assessments given or made by Microsoft, informally or formally, at any time.

     2.1.6 Art & Marketing Materials. Licensee shall deliver to Microsoft for approval all Art & Marketing Materials as and when developed, whether during development activities or thereafter.

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Licensee shall not distribute any specific Art & Marketing Materials unless and until Microsoft shall have given its final certification and approval of the specific item. Microsoft agrees to use good faith efforts to promptly review each submission and render its approvals or rejections thereof within a reasonable period of time. Microsoft further agrees that if it approves any particular Art & Marketing Materials, then subsequent uses of substantially similar Art & Marketing Materials in substantially similar contexts shall require no additional approvals.

     2.2 Content Rating. Licensee understands and agrees that, without limitation, Microsoft will not give final certification and approval of a Software Title unless and until Licensee shall have obtained, at Licensee's sole cost, a rating of no higher than "Mature (17+)" or its equivalent from the appropriate rating bodies for the applicable Territory (such as, ESRB, ELSPA, etc.) and/or any and all other independent content rating authority/authorities reasonably designated by Microsoft. Licensee shall make any changes to the Software Title required to obtain a rating of no higher than "Mature (17+)" (or its equivalent). In no event shall Licensee distribute any Software Title under an "Adults Only" or higher rating (or equivalent rating). Licensee shall include the applicable rating(s) prominently on Finished Product Units, in accordance with the applicable rating body guidelines.

     2.3 Development Kit License. Microsoft or its affiliate will offer to Licensee the opportunity to enter into one or more development kit license(s) (each an "XDK License") pursuant to which Microsoft would license to Licensee software development tools and hardware to assist Licensee in the development of Software Titles, including without limitation certain sample code and other redistributable code which Licensee could incorporate into Software Titles, on such terms and conditions as are contained in the XDK License.

     2.4 Subcontractors. Licensee shall not use any subcontractors or any other third parties to perform software development work in connection with a Software Title unless and until (i) the proposed subcontractor or other third party and (ii) Microsoft shall have executed an XDK license; provided that nothing contained herein will be deemed to require Microsoft or its affiliate to execute an XDK License with any particular person or entity if Microsoft or its affiliate determines that it is not appropriate to execute such an XDK License.

     2.5 Changes of Requirements by Microsoft. Unless otherwise reasonably specified by Microsoft at the respective time: (a) after approval by Microsoft of the Beta Version of a Software Title, Licensee will not be obligated to comply, with respect to such Software Title only, with any subsequent changes made by Microsoft to the technical or content requirements for Software Titles generally in the Xbox Guide; and (b) subject to the immediately preceding clause
(a), any changes made by Microsoft in Branding Specifications or other requirements after final certification of a Software Title by Microsoft will be effective as to such Software Title only on a "going forward" basis (i.e., only to such Art & Marketing Materials and/or Finished Product Units as are manufactured after Microsoft notifies Licensee of the change), unless (i) the change can be accommodated by Licensee with insignificant added expense, or (ii) Microsoft pays for Licensee's direct, out-of-pocket expenses necessarily incurred as a result of its retrospective compliance with the change.

3.  RIGHTS AND RESTRICTIONS

     3.1  Trademarks.

     3.1.1 License. In each Software Title, and on each Finished Product Unit (and the packaging therefor), Licensee shall incorporate the Licensed Trademarks and include credit and acknowledgement to Microsoft as set forth in the Branding Specifications and the Xbox Guide. Microsoft grants to Licensee a non-exclusive, non-transferable, personal license to use the Licensed Trademarks, according to the Branding Specifications and other conditions herein, and solely in connection with marketing, sale, and distribution in the Territory of Finished Product Units that meet the Certification Requirements.

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     3.1.2  Limitations.  Licensee is granted no right, and shall not purport, to permit any third party to use the Licensed Trademarks in any manner without Microsoft's prior written consent. Licensee's license to use Licensed Trademarks in connection with the Software Title and Finished Product Units shall not extend to the merchandising or sale of related or promotional products under the Licensed Trademarks.

     3.1.3 Branding Specifications. Licensee's use of the Licensed Trademarks (including without limitation in Finished Product Unit and Art & Marketing Materials) shall comply with the Branding Specifications in Exhibit C. Licensee shall not use Licensed Trademarks in association with any third party trademarks in a manner that might suggest co-branding or otherwise create potential confusion as to source or sponsorship of the Software Title or Finished Product Units or ownership of the Licensed Trademarks. Upon notice or other discovery of any non-conformance with the requirements or prohibitions of this section, Licensee shall promptly remedy such non-conformance and notify Microsoft of the non-conformance and remedial steps taken.

     3.1.4 Certification Requirements. Licensee may use the Licensed Trademarks only in connection with the copies of the Software Title that meet the Certification Requirements. Licensee shall test the Software Title and Finished Product Units for conformance with the Certification Requirements according to generally accepted and best industry practices, and shall keep written or electronic records of such testing during the term of this Agreement and for no less than two (2) years thereafter ("Test Records"). Upon Microsoft's request, Licensee shall provide Microsoft with copies of or reasonable access to inspect the Test Records, Finished Product Units and Software Title (either in pre-release or commercial release versions, as Microsoft may request). Upon notice or other discovery of any non-conformance with the Certification Requirements, Licensee shall promptly remedy such non-conformance in all Finished Product Units wherever in the chain of distribution (subject to Sections 2.1.4 and 2.5 above), and shall notify Microsoft of the non-conformance and remedial steps taken.

     3.1.5 Protection of Licensed Trademarks. Licensee shall assist Microsoft in protecting and maintaining Microsoft's rights in the Licensed Trademarks, including preparation and execution of documents necessary to register the Licensed Trademarks or record this Agreement, and giving immediate notice to Microsoft of potential infringement of the Licensed Trademarks. Microsoft shall have the sole right to and in its sole discretion may commence, prosecute or defend, and control any action concerning the Licensed Trademarks, either in its own name or by joining Licensee as a party thereto. Licensee shall not during the Term of this Agreement contest the validity of, by act or omission jeopardize, or take any action inconsistent with, Microsoft's rights or goodwill in the Licensed Trademarks in any country, including attempted registration of any Licensed Trademark, or use or attempted registration of any mark confusingly similar thereto.

     3.1.6 Ownership. Licensee acknowledges Microsoft's ownership of all Licensed Trademarks, and all goodwill associated with the Licensed Trademarks. Use of the Licensed Trademarks shall not create any right, title or interest therein in Licensee's favor. Licensee's use of the Licensed Trademarks shall inure solely to the benefit of Microsoft.

     3.1.7 No Bundling with Unapproved Peripherals, Products or Software. Licensee shall not market or distribute any Finished Product Unit bundled with a peripheral product software or other products which Microsoft has not already approved for commercial distribution as part of the Xbox program, nor shall Licensee knowingly permit or assist any third party in such bundling, without Microsoft's prior written consent. For avoidance of doubt, Licensee may market and distribute any Finished Product unit bundled with Microsoft-approved Xbox peripheral product software or other products, so long as Licensee provides Microsoft with written notice of its intention to do so within a reasonable period of time in advance of any marketing or distribution thereof.

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     3.2  EULA.  Licensee shall distribute (directly or indirectly) the Software
Title to end users subject to an end user license agreement ("EULA") in a form to be approved by Microsoft prior to any distribution of the Software Title; provided that, in any event, Licensee's EULA for the Software Title shall (a) name Microsoft as a third party beneficiary, with the right to enforce the agreement, (b) grant the end user the right to use the Software Title on only one Xbox console at a time, and (c) forbid the end user from reverse engineering or decompiling the Software Title or Xbox. Microsoft will have the right to modify its requirements for the EULA at any time, in its discretion, and Licensee shall implement, at its sole cost, all such new requirements as soon as reasonably possible after receiving written notice from Microsoft of such required modifications.

     3.3 No Electronic Transmission; No Online Activities. Licensee shall distribute the Software Title only as embodied in Finished Product Units; specifically, but without limitation, Licensee shall not distribute the Software Title by any means of electronic transmission without the prior written approval of Microsoft, which Microsoft may grant or withhold in its discretion. Furthermore, Licensee will not authorize or permit any online activities involving the Software Title, including without limitation multiplayer, peer-to-peer and/or online play, without the prior written approval of Microsoft, which Microsoft may grant or withhold in its discretion.

     3.4 No Distribution Outside the Territory. Licensee shall distribute Finished Product Units only in the Territory. Licensee shall not directly or indirectly export any Finished Product Units from the Territory nor shall Licensee knowingly permit or assist any third party in doing so, nor shall Licensee distribute Finished Product Units to any person or entity that it has reason to believe may re-distribute or sell such Finished Product Units outside the Territory.

     3.5 No Reproduction of Finished Product Units Except by Microsoft or Authorized Replicators. Licensee acknowledges that this Agreement does not grant Licensee the right to reproduce or otherwise manufacture Finished Product Units itself, or on its behalf, other than with Microsoft or an Authorized Replicator. Licensee must use Microsoft or an Authorized Replicator to produce Finished Product Units, pursuant to Section 4.

     3.6 No Reverse Engineering. Licensee may utilize and study the design, performance and operation of Xbox solely for the purposes of developing the Software Title. Notwithstanding the foregoing, Licensee shall not, directly or indirectly, reverse engineer or aid or assist in the reverse engineering of all or any part of Xbox except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation. Reverse engineering includes, without limitation, decompiling, disassembly, sniffing, peeling semiconductor components, or otherwise deriving source code. In addition to any other rights and remedies that Microsoft may have under the circumstances, Licensee shall be required in all cases to pay royalties to Microsoft in accordance with Section 6 below with respect to any games or other products that are developed, marketed or distributed by Licensee, and derived in whole or in part from the reverse engineering of Xbox or any Microsoft data, code or other material.

     3.7 Reservation of Rights. Microsoft reserves all rights not explicitly granted herein.

     3.8 Ownership of the Software Titles. Except for the intellectual property supplied by Microsoft to Licensee (including without limitation the licenses in the Licensed Trademarks hereunder and the licenses in certain software and hardware granted by an XDK License), ownership of which is retained by Microsoft, insofar as Microsoft is concerned, Licensee will own all rights in and to the Software Titles.

4.  MANUFACTURING

     4.1 Approved Replicators. Licensee shall retain only an Authorized Replicator to manufacture all Finished Product Units.

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     4.2  Terms of Use of Authorized Replicator.  Licensee will notify Microsoft in writing of the identity of the applicable Authorized Replicator and unless Microsoft agrees otherwise, the agreement for such manufacturing/replication services shall be as negotiated by Licensee and the applicable Authorized Replicator, subject to the following requirements:

     4.2.1 Microsoft, and not Licensee, will provide to the single applicable Authorized Replicator the final release version of the Software Title and all specifications required by Microsoft for the manufacture of the Finished Product Units (including without limitation the Security Technology (as defined in Section 4.4 below); Licensee will be responsible for preparing and delivering to the Authorized Replicator all other items required for manufacturing Finished Product Units; and Licensee agrees that all Finished Product Units must be replicated in conformity with all of the quality standards and manufacturing specifications, policies and procedures that Microsoft requires of its Authorized Replicators, and that all so-called "adders" must be approved by Microsoft prior to packaging (in accordance with Section 2.1.6 above);

     4.2.2 Microsoft will have the right, but not the obligation, to be supplied with up to fifty (50) Finished Product Units (including pre-production samples and random units manufactured during production runs) at Licensee's cost but without royalties, for quality assurance and archival purposes;

     4.2.3 the initial manufacturing order for Finished Product Units of each Software Title may not be less than a number specified by Microsoft in the Xbox Guide; although such number may change from time to time during the term of this Agreement, initially it will be 35,000;

     4.2.4 as between Licensee and Microsoft, Licensee shall be responsible for ensuring that all Finished Product Units are free of all defects;

     4.2.5 Licensee will use commercially reasonable efforts to cause the Authorized Replicator to deliver to Microsoft true and accurate monthly statements of Finished Product Units manufactured in each calendar month, on a Software Title-by-Software Title basis and in sufficient detail to satisfy Microsoft, within fifteen (15) days after the end of the applicable month, and Microsoft will have reasonable audit rights to examine the records of the Authorized Replicator regarding the number of Finished Product Units manufactured;

     4.2.6 Microsoft will have the right to have included in the packaging of Finished Product Units such marketing materials for Xbox and/or other Xbox products or services as Microsoft may determine in its reasonable discretion. Microsoft will be responsible for delivering to the Authorized Replicator all such marketing materials as it desires to include with Finished Product Units, and any incremental insertion costs relating to such marketing materials will be borne by Microsoft;

     4.2.7 Microsoft does not guarantee any level of performance by its Authorized Replicators, and Microsoft will have no liability to Licensee for any Authorized Replicator's failure to perform its obligations under any applicable agreement between Microsoft and such Authorized Replicator and/or between Licensee and such Authorized Replicator;

     4.2.8 Prior to placing an order with a replicator/manufacturer for Finished Product Units, Licensee shall confirm with Microsoft that such entity is an Authorized Replicator; Microsoft will endeavor to keep an up-to-date list of Authorized Replicators in the Xbox Guide. Licensee will not place any order for Finished Product Units with any entity that is not at such time an Authorized Replicator.

     4.3 Approval of New Authorized Replicator. If Licensee requests that Microsoft certify and approve a third party replicator that is not then an Authorized Replicator, Microsoft will consider such request in good faith. Licensee acknowledges and agrees that Microsoft may condition certification and approval of such third party on the execution of an agreement in a form satisfactory to Microsoft pursuant to which such third party agrees to strict quality standards, non-disclosure requirements, license fees for

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use of Microsoft intellectual property and trade secrets, and procedures to protect Microsoft's intellectual property and trade secrets. Notwithstanding anything contained herein, Licensee acknowledges that Microsoft is not required to certify or approve any particular third party as an Authorized Replicator, and that the certification and approval process may be time-consuming.

     4.4 Security. Microsoft will have the right to add, at its own cost, to the final release version of the Software Title delivered by Licensee to Microsoft, and to all Finished Product Units, such digital signature technology and other security technology and copyright management information (collectively, "Security Technology") as Microsoft may determine to be necessary, and/or Microsoft may modify the signature included in any Security Technology included in the Software Title by Licensee at Microsoft's direction. Additionally, Microsoft may add, at its own cost, Security Technology that prohibits the play of Software Titles on Xbox units manufactured in a region or country different from the location of manufacture of the respective Finished Product Units.

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5.  MARKETING, SALES AND SUPPORT

     5.1 Licensee Responsible. As between Microsoft and Licensee, Licensee shall be solely responsible for marketing and sales of the Software Title, and for providing technical and all other support to the end users of the Finished Product Units. Licensee will provide all end users of Software Titles contact information (including without limitation Licensee's street address and telephone number, and the applicable individual/group responsible for customer support). Such end user support will be consistent with the then-applicable console game industry standards. Licensee acknowledges and agrees that Microsoft will have no support responsibilities whatsoever to end users of the Software Title or with respect to Finished Product Units.

     5.2 Art & Marketing Materials. In accordance with Section 2.1.6 above, Licensee shall submit all Art & Marketing Materials to Microsoft, and Licensee shall not distribute such Art & Marketing Materials unless and until Microsoft has approved them in writing. Prior to publication of any Art & Marketing Materials, Licensee agrees to incorporate all changes relating to use of the Licensed Trademarks that Microsoft may request, and will use its commercially reasonable efforts to incorporate other changes reasonably suggested by Microsoft (provided, however, that Licensee shall at all times comply with the requirements set forth in the Branding Specifications and/or the Xbox Guide).

     5.3 Warranty. Licensee shall provide the original end user of any Finished Product Unit a minimum ninety (90) day limited warranty that the Finished Product Unit will perform in accordance with its user documentation or Licensee will provide a replacement Finished Product Unit at no charge.

     5.4 Recall. Notwithstanding anything to the contrary contained in this Agreement (including without limitation Section 2.1.4), in the event of a material defect in a Software Title and/or any Finished Product Units, which defect in the reasonable judgement of Microsoft would significantly impair the ability of an end user to play such Software Title or Finished Product Unit, Microsoft may require Licensee to recall Finished Product Units and undertake prompt repair or replacement of such Software Title and/or Finished Product Units.

     5.5 Software Title License. Subject to third party rights of which Licensee shall have informed Microsoft in writing at the time of delivery of the feature-complete version of the applicable Software Title, Licensee hereby grants to Microsoft a fully-paid, royalty-free, non-exclusive license (i) to publicly perform the Software Titles at conventions, events, trade shows, press briefings, and the like; and (ii) to use the title of the Software Title, and screen shots from the Software Title, in advertising and promotional material relating to Xbox and related Microsoft products and services, as Microsoft may reasonably deem appropriate. The parties agree to discuss in good faith a variety of scenarios and contexts for which Licensee approves such public performances and uses of the title of the Software Title and screenshots therefrom, provided that nothing shall prevent or restrict Microsoft at any time from making informational references to Licensee and its Software Title(s).

6.  PAYMENTS

     6.1 Royalties. Licensee shall pay Microsoft royalties, on a Software Title-by-Software Title basis, for each Finished Product Unit manufactured, in accordance with the following table:

  Finished Product Units Manufactured      Royalty per Applicable Finished Product Unit
---------------------------------------   -----------------------------------------------
                                                           US Dollars
                                                           ----------
                                                               Yen
                                                               ---
                                                              Euros
                                                              -----
Units 1 - 500,000                                             7.00
                                                              750
                                                              7.70

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
  Finished Product Units Manufactured      Royalty per Applicable Finished Product Unit
---------------------------------------   -----------------------------------------------
                                                            US Dollars
                                                            ----------
                                                                Yen
                                                                ---
                                                               Euros
                                                               -----
Units 500,001 - 1,000,000                                       6.50
                                                                700
                                                                7.15
Units 1,000,001 - 2,000,000                                     6.00
                                                                640
                                                                6.60
Units 2,000,001 and above                                       5.00
                                                                540
                                                                5.50


Notwithstanding the foregoing, no royalties will be payable hereunder with respect to any Demo Finished Product Units. For the purposes hereof, a "Demo Finished Product Unit" will mean a Finished Product Unit that (i) contains only a small portion of the applicable Software Title, (ii) is provided to end users only to advertise or promote the applicable Software Title (although it may include demonstration versions of other games for Xbox published by Licensee),
(iii) is manufactured in a number of units that has been approved in advance by Microsoft, which approval Microsoft agrees not to unreasonably withhold, and
(iv) is distributed free or with a suggested retail price of not more than US$5.00.

     6.2 Royalty Payments. Licensee shall have the option of paying the above royalties in US Dollars, Japanese Yen or Euros, according to the terms of this Section. By designating the appropriate box below, Licensee may choose to pay royalties on either a "Worldwide" or "Regional" basis. Such designation shall be binding throughout the term of this Agreement for all of Licensee's Software Titles. If Licensee elects to pay on a Worldwide basis, it shall pay royalties in US Dollars regardless of where the Finished Product Units are distributed or manufactured. If Licensee elects to pay on a Regional basis, it shall pay royalties in US Dollars, Japanese Yen or Euros in accordance with the table set forth in Section 6.1 but subject to the rest of this Section 6.2:

     (i) If the Authorized Replicator manufacturing the Finished Product Units is located in Japan, Singapore, Malaysia or Taiwan, Licensee shall pay its royalty denominated in Japanese Yen for such Finished Product Units.

     (ii) If the Authorized Replicator manufacturing the Finished Product Units is located in a member country of the European Union, Licensee shall pay its royalty denominated in Euros for such Finished Product Units.

     (iii) If the Authorized Replicator manufacturing the Finished Product Units is located in any other country or region of the world, Licensee shall pay its royalty denominated in US Dollars for such Finished Product Units.

Notwithstanding the foregoing, in the event the conversion ratio for either Yen or Euros to Dollars, as described in the US edition of the Wall Street Journal, falls outside the foreign exchange trading range as set forth in the chart below, for a period of time greater than 30 consecutive days, Microsoft may then readjust the royalty amounts set forth in Section 6.1 for that currency. Such readjustments shall be made in Microsoft's good faith discretion according to its normal practices.

                      Yen/Euro to US Dollar Trading Range
                      -----------------------------------

                                 Minimum       Maximum
                               -----------   -----------
                      Yen          97.000       119.000
                      Euros         0.885         1.150

                        Worldwide          (initials)
                                  --------
                        Regional           (initials)
                                  --------

     6.3 Payment Process. After its receipt from the applicable Authorized Replicator(s) of each monthly statement of Finished Product Units manufactured, Microsoft will invoice Licensee for the amount owed to Microsoft pursuant to
Section 6.1 above based upon the applicable statement. Licensee shall pay to Microsoft the full amount invoiced within thirty (30) calendar days after the date of the respective invoice. Payment will be made by wire transfer, in immediately available funds, to an account, and in accordance with a reasonable procedure, to be specified in writing by Microsoft.

     6.4 Audit. Licensee shall keep all usual and proper records related to its performance (and any subcontractor's performance) under this Agreement, including support for any cost borne by or income due to Microsoft, for a minimum period of three (3) years from the date they are created. Such records, books of account, and entries shall be kept in accordance with generally accepted accounting principles. Microsoft reserves the right, upon twenty-four
(24) hours' notice, to audit Licensee's records and consult with Licensee's accountants for the purpose of verifying Licensee's compliance with the terms of this Agreement and for a period of two (2) years thereafter. Any such audit shall be made by Microsoft's internal audit team or any Microsoft designee, and shall be conducted during regular business hours at the Licensee's (or any applicable subcontractor's) offices. Any such audit shall be paid for by Microsoft unless material discrepancies are disclosed. "Material" shall mean five percent (5%) of the royalties due to Microsoft within the audit period. If material discrepancies are disclosed, Licensee agrees to pay Microsoft for the costs associated with the audit, as well as reimburse Microsoft for all over-charged amounts, plus interest at a rate of 12% per annum.

     6.5  Taxes.

     6.5.1 The royalties to be paid by Licensee to Microsoft herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, customs and other duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, any state or local sales or use taxes or consumption tax or any value added tax or business transfer tax now or hereafter imposed on the provision of goods and services to Licensee by Microsoft under this Agreement, regardless of whether the same are separately stated by Microsoft (all such taxes and other charges being referred to herein as "Taxes"). All Taxes (and any penalties, interest, or other additions to any Taxes), with the exception of taxes imposed on Microsoft's net income or with respect to Microsoft's property ownership, shall be the financial responsibility of Licensee. Licensee agrees to indemnify, defend and hold Microsoft harmless from any such Taxes or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such Taxes.

     6.5.2 Licensee will pay all applicable value added, sales and use taxes and other taxes levied on it by a duly constituted and authorized taxing authority on the XDKs or any transaction related thereto in each country in which the services and/or property are being provided or in which the transactions contemplated hereunder are otherwise subject to tax, regardless of the method of delivery.

Any taxes that are owed by Licensee, (i) as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required or permitted to be collected from Licensee by Microsoft under applicable law, and (iii) are based upon the amounts payable under this Agreement (such taxes described in (i), (ii), and (iii) above the "Collected Taxes"), shall be remitted by Licensee to Microsoft, whereupon, upon request, Microsoft shall provide to Licensee tax receipts or other evidence indicating that such Collected Taxes have been collected by Microsoft and remitted to the appropriate taxing authority. Licensee may provide to Microsoft an exemption certificate acceptable to Microsoft and to the relevant taxing authority (including without limitation a resale certificate) in which case, after the date upon which such certificate is received in proper form, Microsoft shall not collect the taxes covered by such certificate.

     6.5.3 If, after a determination by foreign tax authorities, any taxes are required to be withheld, on payments made by Licensee to Microsoft, Licensee may deduct such taxes from the amount owed Microsoft and pay them to the appropriate taxing authority; provided however, that Licensee shall promptly secure and deliver to Microsoft an official receipt for any such taxes withheld or other documents necessary to enable Microsoft to claim a U.S. Foreign Tax Credit. Licensee will make certain that any taxes withheld are minimized to the extent possible under applicable law.

     6.5.4 This tax Section 6.5 shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

7.  NON-DISCLOSURE; ANNOUNCEMENTS

     7.1 Non-Disclosure Agreement. The information, materials and software exchanged by the parties hereunder or under an XDK License, including the terms and conditions hereof and of the XDK License, shall be subject to the Non-Disclosure Agreement between the parties attached hereto and incorporated herein by reference as Exhibit D.

     7.2 Public Announcements. The parties contemplate that they will coordinate the issuance of initial press releases, or a joint press release, announcing the relationship established by the execution of this Agreement. However, neither party shall issue any such press release or make any such public announcement(s) without the express prior consent of the other party, which consent will not be unreasonably withheld or delayed. Furthermore, the parties agree to use their commercially reasonable efforts to coordinate in the same manner any subsequent press releases and public announcements relating to their relationship hereunder prior to the issuance of the same. Nothing contained in this Section 7.2 will relieve Licensee of any other obligations it may have under this Agreement, including without limitation its obligations to seek and obtain Microsoft approval of Art & Marketing Materials.

     7.3 Required Public Filings. Notwithstanding Sections 7.1 and 7.2, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a party's required public disclosure documents. If either party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities, and/or Microsoft will prepare a redacted version of this Agreement for filing.

8.  TERM AND TERMINATION

     8.1 Term. The term of this Agreement shall commence on the Effective Date and unless terminated earlier as provided herein, shall continue until three (3) years after Commercial Release of Xbox.

     8.2 Termination for Breach. In the event either party shall materially fail to perform or comply with this Agreement or any provision thereof, and fail to remedy the default within fifteen (15) days after the receipt of notice to that effect, then the other party shall have the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement upon written notice. Any notice of default hereunder shall be prominently labeled "NOTICE OF DEFAULT"; provided, however, that if the default is of Section 3 or
7.1 above, or an XDK License, then the non-defaulting party may terminate this Agreement immediately upon written notice, without being obligated to provide a fifteen-day cure period. The rights and remedies provided in this Section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement. If the uncured default is related to a particular Software Title, then the party not in default will have the right, in its discretion, to terminate this Agreement in its entirety or with respect to the applicable Software Title.

     8.3 Termination for Creative Reasons. In the event that Microsoft determines, at any time prior to the Commercial Release of a Software Title, that such Software Title does not comply with the requirements set forth in the Xbox Guide, then Microsoft will have the right to terminate this Agreement, without cost or penalty, upon written notice to Licensee solely with respect to such Software Title, in Microsoft's sole discretion and notwithstanding any prior approvals given by Microsoft pursuant to Section 2 above.

     8.4 Effect of Termination; Sell-off Rights. Upon termination or expiration of this Agreement, Licensee shall have no further right to exercise the rights licensed hereunder or otherwise acquired in relation to this Agreement and shall promptly return any and all copies of the Licensed Trademarks. Licensee shall have a period of six (6) months following expiration of this Agreement, or termination for a reason other than Licensee's breach, to sell-off its inventory of Finished Product Units existing as of the date of termination or expiration, after which sell-off period Licensee immediately shall destroy all Finished Product Units then in its possession or under its control. All of Licensee's obligations under this Agreement shall continue to apply during such six-month sell-off period. If this Agreement is terminated due to Licensee's breach, Licensee shall immediately destroy all Finished Product Units not yet distributed to Licensee's distributors, dealers and/or end users. If requested by Microsoft in writing, Licensee will deliver to Microsoft the written certification by an officer of Licensee confirming the destruction of Finished Product Units required hereunder.

     8.5  Survival.  The following provisions shall survive termination of this
Agreement: 1, 3.6, 5.1, 5.3, 5.4, 6, 7, 8.4, 8.5, 9, 10, 11 and 12.

9.  WARRANTIES

     9.1  Licensee.  Licensee warrants and represents that:

     9.1.1  It has the full power to enter into this Agreement;

     9.1.2 It has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to Microsoft herein; and

     9.1.3 The Software Title, Finished Product Units, Art & Marketing Materials (excluding those portions that consist of the Licensed Material, Licensed Trademarks, and redistributable components of the so-called "XDK" in the form as delivered to Licensee by Microsoft pursuant to an XDK License) do not and will not infringe upon or misappropriate any third party trade secrets, copyrights, trademarks, patents, publicity, privacy or other proprietary rights.

     9.2  Microsoft.  Microsoft warrants and represents that:

     9.2.1  It has the full power to enter into this Agreement; and

     9.2.2 It has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to Licensee herein.

     9.3 DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 9, MICROSOFT PROVIDES ALL MATERIALS (INCLUDING WITHOUT LIMITATION THE SECURITY TECHNOLOGY) AND SERVICES HEREUNDER ON AN "AS IS" BASIS, AND MICROSOFT DISCLAIMS ALL OTHER WARRANTIES UNDER THE APPLICABLE LAWS OF ANY COUNTRY, EXPRESS OR IMPLIED, REGARDING THE MATERIALS AND SERVICES IT PROVIDES HEREUNDER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF FREEDOM FROM COMPUTER VIRUSES. WITHOUT LIMITATION, MICROSOFT PROVIDES NO WARRANTY OF NON-INFRINGEMENT.

     9.4 LIMITATION OF LIABILITY. THE MAXIMUM LIABILTY OF MICROSOFT TO LICENSEE OR ANY THIRD PARTY ARISING OUT OF THIS AGREEMENT SHALL BE THE TOTAL AMOUNTS RECEIVED BY MICROSOFT HEREUNDER. FURTHERMORE, UNDER NO CIRCUMSTANCES SHALL MICROSOFT BE LIABLE TO LICENSEE FOR ANY DAMAGES WHATSOEVER WITH RESPECT TO ANY CLAIMS RELATING TO THE SECURITY TECHNOLOGY AND/OR ITS AFFECT ON ANY SOFTWARE TITLE.

10.  INDEMNITY

     10.1 Indemnification. A claim for which indemnity may be sought hereunder shall be referred to as a "Claim."

     10.1.1 Mutual Indemnification. Each party hereby agrees to indemnify, defend, and hold the other party harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with any claim that, taking the claimant's allegations to be true, would result in a breach by the indemnifying party of any of its warranties and covenants set forth in Section 9.

     10.1.2 Additional Licensee Indemnification Obligation. Licensee further agrees to indemnify, defend, and hold Microsoft harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with any claim regarding any Software Title or Finished Product Unit, including without limitation any claim relating to quality, performance, safety or conformance with the Certification Requirements, or arising out of Licensee's use of the Licensed Trademarks in breach of this Agreement.

     10.2 Notice and Assistance. The indemnified party shall: (i) provide the indemnifying party reasonably prompt notice in writing of any Claim and permit the indemnifying party to answer and defend such Claim through counsel chosen and paid by the indemnifying party; and (ii) provide information, assistance and authority to help the indemnifying party defend such Claim. The indemnified party may participate in the defense of any Claim at its own expense. The indemnifying party will not be responsible for any settlement made by the indemnified party without the indemnifying party's written permission, which will not be unreasonably withheld or delayed. In the event the indemnifying party and the indemnified party agree to settle a Claim, the indemnified party agrees not to publicize the settlement without first obtaining the indemnifying party's written permission.

     10.3 Insurance. Prior to distribution of any Software Title, Licensee at its sole cost and expense shall have endorsed Microsoft as an additional insured on Licensee's media perils errors and omissions liability policy for claims arising in connection with production, development and distribution of each Software Title in an amount no less than $2,000,000 on a per occurrence or per incident basis. Coverage provided to Microsoft under the policy shall be primary to and not contributory with any insurance maintained by Microsoft.
Upon request, Licensee agrees to furnish copies of the additional insured endorsement and/or a certificate of insurance evidencing compliance with this requirement.

11.  PROTECTION OF PROPRIETARY RIGHTS

     11.1 Microsoft Intellectual Property. In the event Licensee learns of any infringement or imitation of the Licensed Trademarks, or Microsoft's proprietary rights in or related to the Software Title or the Finished Product Units, it will promptly notify Microsoft thereof. Microsoft may take such action as it deems advisable for the protection of its rights in and to such proprietary rights, and Licensee shall, if requested by Microsoft, cooperate in all reasonable respects therein at Microsoft's expense. In no event, however, shall Microsoft be required to take any action if it deems it inadvisable to do so. Microsoft will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

     11.2 Licensee Intellectual Property. Licensee, without the express written permission of Microsoft, may bring any action or proceeding relating to any infringement of its own proprietary rights in or relating to the Software Title or the Finished Product Units (provided that Licensee will not have the right to bring any such action or proceeding involving Microsoft's intellectual property). Licensee shall make reasonable efforts to inform Microsoft regarding such actions in a timely manner. Licensee will have the right to retain all proceeds it may derive from any recovery in connection with such actions. Licensee agrees to use all commercially reasonable efforts to protect and enforce its proprietary rights in the Software Title.

     11.3 Joint Actions. Licensee and Microsoft may agree to jointly pursue cases of infringement involving the Software Titles (since such products will contain intellectual property owned by each of them). Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court (in which case the terms of Sections 11.1 and 11.2 will apply), in the event Licensee and Microsoft jointly prosecute an infringement lawsuit under this provision, any recovery shall be used first to reimburse Licensee and Microsoft for their respective reasonable attorneys' fees and expenses, pro rata, and any remaining recovery shall also be given to Licensee and Microsoft pro rata based upon the fees and expenses incurred in bringing such action.

12.  GENERAL

     12.1 Governing Law; Venue; Attorneys Fees. This Agreement shall be construed and controlled by the laws of the State of Washington, U.S.A., and Licensee consents to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, U.S.A., unless no federal jurisdiction exists, in which case Licensee consents to exclusive jurisdiction and venue in the Superior Court of King County, Washington, U.S.A. Licensee waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses, but excluding the prevailing party's in-house counsel costs and expenses. This choice of jurisdiction provision does not prevent Microsoft from seeking injunctive relief with respect to a violation of intellectual property rights or confidentiality obligations in any appropriate jurisdiction.

     12.2 Notices; Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are (i) received in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or
(ii) sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

     Licensee:   Interplay Entertainment Corp.
                 -----------------------------
                 16815 Von Karman Avenue
                 -----------------------
                 Irvine, CA 92606
                 ----------------


     Attention:  Chief Executive Officer
                 -----------------------
     Fax:        (949) 252-0667
                 --------------
     Phone:      (949) 553-6655
                 --------------

     Microsoft:  MICROSOFT CORPORATION
                 One Microsoft Way
                 Redmond, WA  98052-6399

     Attention:  Xbox Business Development

     with a cc to:  MICROSOFT CORPORATION
                    One Microsoft Way
                    Redmond, WA  98052-6399

     Attention:  Law & Corporate Affairs Department
                 Product Development & Marketing
     Fax:        (425) 936-7329

or to such other address as the party to receive the notice or request so designates by written notice to the other.

     12.3 Assignment. Licensee may not assign this Agreement or any portion thereof, to any third party unless Microsoft expressly consents to such assignment in writing. Notwithstanding the foregoing, Licensee may assign this Agreement to a third party without obtaining the written consent of Microsoft if such third party acquires substantially all of the stock or assets of Licensee. In such event, Licensee agrees to provide Microsoft with advance written notice
of any bone fide proposed assignments of this Agreement.    Microsoft will have
the right to assign this Agreement and/or any portion thereof as Microsoft may deem appropriate. For the purposes of this Agreement, a merger, consolidation, or other corporate reorganization, or a transfer or sale of a controlling interest in a party's stock, or of all or substantially all of its assets shall be deemed to be an assignment. This Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

     12.4 No Partnership. Microsoft and Licensee are entering into a license pursuant to this Agreement and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

     12.5 Severability. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable.

     12.6 Injunctive Relief. The parties agree that Licensee's threatened or actual unauthorized use of the Licensed Trademarks whether in whole or in part, may result in immediate and irreparable damage to Microsoft for which there is no adequate remedy at law, and that either party's threatened or actual breach of the confidentiality provisions may cause like damage to the nonbreaching party, and in such event the nonbreaching party shall be entitled to appropriate injunctive relief, without the necessity of posting bond or other security.

     12.7 Entire Agreement; Modification; No Offer. The parties hereto agree that this Agreement (including all Exhibits hereto, and the Microsoft Non-Disclosure Agreement to the extent incorporated herein) and the Xbox Guide (as applicable from time to time) constitute the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent hereto signed on behalf of Licensee and Microsoft by their duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date on the dates indicated below.

MICROSOFT CORPORATION                   Interplay Entertainment Corp.

/s/ J. Allard                           /s/ Brian Fargo
____________________________________    ____________________________________
By (sign)                               By (sign)

J. Allard                               Brian Fargo
____________________________________    ____________________________________
Name (Print)                            Name (Print)

General Manager                         Chief Executive Officer
____________________________________    ____________________________________
Title                                   Title

10/26/00                                October 16, 2000
____________________________________    ____________________________________
Date                                    Date

                                  EXHIBIT A-1
                         DESCRIPTION OF SOFTWARE TITLE

                                   EXHIBIT B
                              LICENSED TRADEMARKS


                           [insert Xbox design here]

                                   EXHIBIT C
                            BRANDING SPECIFICATIONS

The following guidelines apply whenever Licensee places a copy of any Licensed Trademark on the Software Title, or related collateral materials.

     . Licensee may use the Licensed Trademarks solely on the retail box, documentation, and Art & Marketing Materials for the Software Title, and in no other manner.

     . Licensee's name, logo, or trademark must appear on any materials where the Licensed Trademarks are used, and must be larger and more prominent than the Licensed Trademarks.

     . The Licensed Trademarks may not be used in any manner that expresses or might imply Microsoft's affiliation, sponsorship, endorsement, certification, or approval, other than as contemplated by this Agreement.

     . The Licensed Trademarks may not be included in any non-Microsoft trade name, business name, domain name, product or service name, logo, trade dress, design, slogan, or other trademark.

     . Licensee may use the Licensed Trademarks only as provided by Microsoft electronically or in hard copy form. Except for size subject to the restrictions herein, the Licensed Trademarks may not be altered in any manner, including proportions, colors, elements, etc., or animated, morphed, or otherwise distorted in perspective or dimensional appearance.

     . The Licensed Trademarks may not be combined with any other symbols, including words, logos, icons, graphics, photos, slogans, numbers, or other design elements.

     . The Licensed Trademarks (including but not limited to Microsoft's logos, logotypes, trade dress, and other elements of product packaging and web sites) may not be imitated.

     . The Licensed Trademarks may not be used as a design feature in any materials.

     . The Licensed Trademarks must stand alone. A minimum amount of empty space must surround the Licensed Trademarks separating it from any other object, such as type, photography, borders, edges, and so on. The required area of empty space around the Licensed Trademarks must be 1/2x, where x equals the height of the Licensed Trademarks.

     . Each use of the Licensed Trademarks must include the notice: "Xbox is a trademark of Microsoft Corporation in the United States and/or other countries and is used under license from Microsoft".

Additional guidelines for proper use of the "Xbox" word mark:

     . Use the trademark symbol ("(TM)") at the upper right corner or baseline immediately following the name "Xbox". This symbol should be used at the first or most prominent mention. Please be sure to spell Xbox as one word, with no hyphen and with no space between "X" and "box".

     .  Include the following notice on materials referencing Xbox:

            "Xbox is a trademark of Microsoft Corporation."

     . Trademarks identify a company's goods or services. Xbox is not a generic thing, but rather a brand of game system from Microsoft. A trademark is a proper adjective that modifies the generic name or descriptor of a product or service. The descriptor for Xbox is "game system," i.e., "Xbox(TM) game system." Use the descriptor immediately after mention of "Xbox". You should not combine the Xbox trademark with an improper generic name or descriptor. For example, game programs designed to run on the Xbox game system are not "Xbox games," but rather "games for the
                                    ---
        Xbox system" or "Xbox certified games."

     . The Xbox trademark may never be abbreviated. Do not use "X" by itself to represent "Xbox."

                                   EXHIBIT D

                            NON-DISCLOSURE AGREEMENT

                             SUPPLEMENTAL AGREEMENT
                                     TO THE
           MICROSOFT CORPORATION XBOX(TM) PUBLISHER LICENSE AGREEMENT

This Supplemental Agreement ("Agreement") is entered into on this 27th day of March 2001 (the "Effective Date") by and between Microsoft Corporation ("Microsoft") and Interplay Entertainment Corp. ("Licensee") and supplements that certain Xbox(TM) Publisher License Agreement dated October 12, 2000 (the "Publisher Agreement").

Microsoft and Licensee hereby supplement the Publisher Agreement as follows:

  1. Definitions; Interpretation.
     ---------------------------

     1.1 Except as expressly provided otherwise in this Supplemental Agreement ("Agreement"), capitalized terms shall have the same meanings ascribed to them in the Publisher Agreement.

     1.2 "Products" shall mean the following Software Titles, as further described in Exhibit A-n1, A-n2, A-n3, and A-n4 to the Publisher Agreement (currently anticipated to be those Software Titles currently known as Giants, Sacrifice, Hunter and Galleon), or such other substitute Software Titles as the parties may mutually agree at any time.

     1.3 "Matrix" shall be the Software Title known as the Matrix, and based on the motion picture known as "The Matrix" (and/or sequels thereto) and as further described in Exhibit A-n to the Publisher Agreement.

     1.4 If and to the extent that anything contained in this Agreement is inconsistent with the Publisher Agreement, the terms of this Agreement shall be deemed to govern.

  2.  Advance. On or before March 27, 2001, Microsoft shall pay Interplay an
      -------
advance payment (the "Advance") in the amount of Five Million Dollars (US$5,000,000). Microsoft shall recoup the advance in the manner described below.

  3.  Recoupment.  Licensee shall make payments ("Recoupment Payments") to
      ----------
Microsoft in the time and manner set forth below in this Section 3.

      3.1 Licensee shall pay Microsoft One Million Dollars ($1,000,000) out of the proceeds from each of the Products, payable in quarterly increments equal to Twenty Dollars ($20.00) per Finished Product Unit of the Product sold by Licensee in the Territory (as such term is defined in the Publisher Agreement) encompassing the US and Canada (the "NA Territory") during the applicable Statement Period (as defined below). For the purposes of this Agreement, the number of Finished Product Units sold shall be calculated as the gross number of Finished Product Units distributed less the number of Finished Product Units returned.

      3.2 Licensee shall pay Microsoft $1,000,000 out of the proceeds from Matrix ("Matrix"), payable in quarterly increments equal to $20.00 per Finished Product Unit of Matrix sold in the NA Territory during the applicable Statement Period. However, if after Licensee pays $1,000,000 out of the proceeds from Matrix, the aggregate Recoupment Payments received by

Microsoft is less than $5,000,000, Licensee shall continue to pay $20.00 per Finished Product Unit of Matrix sold by Licensee worldwide calculated retroactively to the first Finished Product Unit sold until Microsoft shall have received an amount equal to $5,000,000.

      3.3 If, as of June 30, 2003, Microsoft has not received an aggregate total of $5,000,000 in Recoupment Payments, Licensee shall pay by July 15, 2003 the difference between $5,000,000 and the Recoupment Payments actually received by Microsoft as of such date, plus accrued interest at the prime lending rate plus one percent (1%), calculated as if the $5,000,000 had been due as of the Effective Date of this Agreement.

      3.4 If any of the following events occur prior to June 30, 2003, Licensee shall pay the difference between $5,000,000 and the Recoupment Payments then actually received by Microsoft plus accrued interest at the prime lending rate plus one percent (1%), calculated as if the $5,000,000 had been due as of the Effective Date of this Agreement: (a) Licensee ceases development of Matrix at any time; (b) Matrix fails for any reason to be approved for publication and distribution pursuant to the Publisher Agreement (provided that Microsoft's approval or non-approval thereof shall be made in good faith); (c) Licensee fails to Commercially Release Matrix in the NA Territory within three months following the commercial theater release of the motion picture tentatively titled "Matrix 2" or Licensee Commercially Releases Matrix later than the Playstation 2 version thereof; or (d) if, at any stage in the Matrix development process (but in no event earlier than June 1, 2002) Microsoft, in its reasonable judgment, determines that any of the events as described in (a), (b) or (c) herein is likely to occur. Payment shall be made within fifteen (15) business days following the date of any such event.

      3.5 If at any time prior to the repayment of the Advance Licensee's aggregate balance outstanding on (i) its line of credit from La Salle Business Credit, Inc., (ii) its line of credit from Titus Interactive S.A. ("Titus), and
(iii) repayment of the Advance to Microsoft, exceeds $25,000,000 (the first "Debt Threshold"), Licensee shall immediately notify Microsoft in writing and pay Microsoft $1,000,000, within ten (10) business days following the occurrence of the first Debt Threshold. Licensee shall make additional $1,000,000 payments at each subsequent Debt Threshold, which shall occur at each $5,000,000 increment above the first Debt Threshold until such time Licensee has paid an aggregate total of $5,000,000 in Recoupment Payments to Microsoft. All payments hereunder shall be made within fifteen (15) business days following the date upon which the payments are due.

      3.6 Interplay agrees that it will at no time prior to Microsoft's recoupment of the Advance be indebted to Titus for an amount exceeding $5,000,000, unless Titus' security interest in connection with any debt exceeding $5,000,000 is subordinate to Microsoft's security interest as further described in Section 6 and the Security Agreement.

      3.7 If prior to the earlier of (x) June 30, 2003 and (y) the occurrence of (i) any event described in Section 3.4 above or (ii) an Event of Default under the Security Agreement (defined herein), Licensee has paid an aggregate total of Five Million Dollars in Recoupment Payments, Licensee shall have no obligation to pay Microsoft any additional Recoupment Payments.

      3.8  Payment Process.  Licensee shall deliver to Microsoft true and
           ---------------
accurate statements ("Statements") of Finished Product Units of each Product and Matrix distributed in each calendar quarter (each quarter, a "Statement Period") within thirty days following the end of each respective Statement Period, along with the payment due for such calendar quarter. Each Statement shall be a statement of Licensee's accounts and activities with respect to the distribution of the Product for the corresponding Statement period, setting forth information necessary for the calculation of the Recoupment Payments payable for that Statement period, including, without limitation, Finished Product Unit prices and units sold, gross receipts and returns. Payment shall be made by wire transfer, in immediately available funds, to an account and in accordance with a reasonable procedure, to be specified in writing by Microsoft. Licensee shall keep all usual and proper records related to its performance under this Agreement for a minimum period of three (3) years from the date they are created, and Microsoft shall have the right to audit such records as set forth in Section 6.4 of the Publisher Agreement. Payments pursuant to this Agreement shall be in addition to any and all other payment obligations set forth in the Publisher Agreement. Except as otherwise set forth herein, payments set forth in this Section 3 shall be in accordance with Sections 6.4 and 6.5 of the Publisher Agreement. Notwithstanding anything to the contrary in this Agreement or the Publisher Agreement, all payments pursuant to this Section 3 shall be in U.S. dollars.


  4. Supplemental Royalties.
     ----------------------

     4.1 In addition to any and all other royalties payable by Licensee to Microsoft pursuant to Section 6 of the Publisher Agreement, Licensee shall pay to Microsoft a supplemental royalty in the amount of $2.00 for each Finished Product Unit of Matrix distributed by Interplay in the NA Territory and the Territory encompassing Europe (the "Europe Territory"); provided this payment obligation shall only commence, if at all, upon manufacture of the 750,001st Finished Product Unit, and shall continue until the 1,250,000th Finished Product Unit is manufactured (i.e., until such time as Microsoft has received a total of $1,000,000 in supplemental royalties).

     4.2 Payment of the supplemental royalties set forth in this Section 4 shall be in accordance with Sections 6.3, 6.4 and 6.5 of the Publisher Agreement. Notwithstanding anything to the contrary in this Agreement or the Publisher Agreement, all payments pursuant to this Section 4 shall be in U.S. dollars.

  5. Other Licensee Obligations.
     --------------------------

     5.1  Product Development.  Licensee shall design and develop Matrix so as
          -------------------
to take advantage of the superior hardware capabilities of Xbox. Attached hereto as Exhibit A, and incorporated herein by this reference, are specific guidelines for differentiation of the Xbox version of Matrix as compared to other versions of such game intended for play on game consoles other than Xbox, and the differentiation implemented by Licensee for Matrix shall be generally consistent with this Exhibit A, or as otherwise determined by the parties in good faith and by mutual agreement.

          5.1.1 In addition to the foregoing and other development requirements applicable to the Product pursuant to the Publisher Agreement, Licensee agrees that Matrix shall include online gameplay, and Licensee further agrees that it shall spend at least Five Hundred Thousand Dollars (US$500,000) on the development of online content, features and functionality for the Product (the "Online Content"), which Online Content shall be determined by the parties in good faith and by mutual agreement. Licensee shall supply documentation as reasonably requested by Microsoft from time to time evidencing its expenditures relating to such Online Content.

     5.2  Product Release.  Licensee shall Commercially Release Matrix in each
          ---------------
country no later than its release of the Playstation 2 version thereof in that country, and in no event later than three months following the commercial theater release of the "Matrix 2" motion picture in that country.

      5.3  Exclusivity.  Licensee agrees that only Matrix for Xbox, and no other
           -----------
platform version thereof, including without limitation any Playstation 2 version thereof, shall include any online gameplay capability. Licensee further agrees that for a period of six months after the first Commercial Release of Matrix, Licensee shall not release in any Territory any interactive entertainment software product based on or related to Matrix and/or "The Matrix" or "Matrix 2" motion pictures (or further sequels to or derivative works thereof) as for any platform now known or hereafter developed, unless such product is an add-on or sequel to Matrix for the Xbox platform and approved pursuant to the terms of the Publisher Agreement.

      5.4 Nothing in this Agreement shall alter Licensee's responsibility for performance of its obligations under this Agreement or the Publisher Agreement (including without limitation Licensee's indemnity obligations to Microsoft for the Product as set forth in the Publisher Agreement), and nothing in this Agreement shall obligate Microsoft to approve the Product for Commercial Release or exercise any of its rights pursuant to Product Assignment.

  6.  Condition Precedent. Licensee agrees to grant Microsoft a general security
      -------------------
interest in all of Licensee's assets. Licensee agrees to execute and deliver to Microsoft a Security Agreement granting a lien on and security interest in such assets dated as of even date herewith (the "Security Agreement") and intellectual property security agreements related thereto. The Security Agreement will contain a clause subordinating the liens granted thereunder to LaSalle Business Credit Inc. and Titus Interactive SA executed within thirty
(30) days of the date hereof. Licensee authorizes Microsoft to (i) file against Licensee any documents required to perfect Microsoft's security interest, and
(ii) notify any other secured party of Licensee that has a security interest in the same assets of Microsoft's security interest therein. Licensee agrees to sign and deliver any documents required by the Security Agreement, which shall be a condition precedent to the execution of this Agreement. In order to accommodate Licensee's other lenders, Microsoft will refrain from filing financing statements and the Intellectual Property Security Agreements until April 5, 2001; provided, however, that upon Interplay's written consent, Microsoft may effect such filings earlier. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY LOAN TERMS, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

  7.  Warranty.  In addition to warranties set forth in the Publisher Agreement,
      --------
Licensee warrants and represents that it has all necessary rights in and the Products and Matrix to agree to the terms and conditions set forth in this Agreement, and that it has not previously granted and will not grant any rights to any third party (including without limitation any sublicenses of any or all of the Products' and Matrix's distribution rights and/or the right to sublicense to further third parties) that are inconsistent with such terms.

  8.  Incorporation of Certain Clauses.  Sections 7 and 12 of the Publisher
      --------------------------------
Agreement are incorporated into this Agreement by this reference, mutatis mutandis.

  9.  Effect on Other Agreements.
      --------------------------

      9.1 Except and to the extent expressly modified by this Agreement, Publisher Agreement shall remain in full force and effect and are hereby ratified and confirmed.

      9.2 The breach by Licensee of any of this Agreement or the Publisher Agreement shall constitute a breach by Licensee of each of this Agreement and the Publisher Agreement.

Executed as of the later of the two signature dates below.


MICROSOFT CORPORATION                INTERPLAY ENTERTAINMENT CORP.

/s/ ROBERT BACH                      /s/ BRIAN FARGO
________________________________     _________________________________
By (sign)                            By (sign)

Robert Bach                          Brian Fargo
________________________________     _________________________________
Name (Print)                         Name (Print)

Sr. V.P. Home & Retail Division      Chief Executive Officer
________________________________     _________________________________
Title                                Title

3/26/01                              3/26/01
________________________________     _________________________________
Date                                 Date

                                   EXHIBIT A

(1) New (extra) characters
(2) Extra gameplay (extending a movie beat)
(3) More dialog (including dialog with the Hollywood actors)
(4) More special stunt moves for in-game fighting using Woo Ping choreography.
(5) More (different) vehicles in driving section
(6) Better speech AI (more VO)
(7) More motion capture for characters emotions
(8) New weapons / Extra pyrotechnics
(9) Extra sound tracks from the Hollywood composer
(10) More hidden video (maybe even license the original movie for the DVD?)

                              SECURITY AGREEMENT

     THIS SECURITY AGREEMENT dated as of March 27, 2001, is between INTERPLAY ENTERTAINMENT CORP., a Delaware corporation, ("Debtor") and MICROSOFT
                                               ------
CORPORATION ("Secured Party").
              -------------

                             W I T N E S S E T H:

     WHEREAS, Secured Party is extending credit to Debtor as contemplated in that certain Supplemental Agreement dated as of even date herewith (the "Supplemental Agreement").
 ----------------------

     WHEREAS, to induce Secured Party to extend such credit, Debtor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Liabilities (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Definitions.  Capitalized terms used herein without definition
                 -----------
and defined in the Supplemental Agreement are used herein as defined therein. In addition, as used herein:

          "Accounts" means any "account," as such term is defined in the Uniform
           --------
     Commercial Code, and, in any event, shall include, without limitation, "health-care-insurance receivables," as such term is defined in Revised
     Article 9.

          "Chattel Paper" means any "chattel paper," as such term is defined in
           -------------
     the Uniform Commercial Code, including but not limited to Electronic Chattel Paper.

          "Collateral" shall have the meaning ascribed thereto in Section 3
           ----------
     hereof.

          "Contracts" means all contracts, undertakings, or other agreements
           ---------
     (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

          "Copyrights" means any copyrights, rights and interests in copyrights,
           ----------
     works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule III attached hereto, and all renewals
                                ------------
     of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

          "Documents" means any "documents," as such term is defined in the
           ---------
     Uniform Commercial Code.

          "Equipment" means any "equipment," as such term is defined in the
           ---------
     Uniform Commercial Code.

          "Event of Default" means any one or more of the following::
           ----------------

          (a) default in the payment when due (whether by lapse of time, acceleration or otherwise) of any amount under the Supplemental Agreement or other obligation payable by Debtor hereunder or under any other Related Document; or

          (b) default in the observance or performance of any other provision hereof or of any other Related Document which is not remedied within ten
     (10) days after written notice thereof to Debtor by Secured Party; or

          (c) any representation or warranty made by Debtor herein or in any other Related Document proves untrue in any material respect; or

          (d) any event occurs or condition exists (other than those described in clauses (a) through (c) above) which is specified as an event of default under any of the other Related Documents, or any of the Related Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Related Documents is declared to be null and void, or this Agreement shall for any reason fail to create a valid and perfected lien in favor of Secured Party in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof; or

          (e) default shall occur under any evidence of indebtedness for borrowed money issued, assumed, or guaranteed by Debtor or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness for borrowed money (whether or not such maturity is in fact accelerated) or any such indebtedness for borrowed money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

          (f) Debtor shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in clause (g) below; or

          (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Debtor or any substantial part of any of its Property, or a proceeding described in clause (f)(v) above shall be instituted against Debtor, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of forty-five (45) days.

          "Fixtures" means all of the following now owned or hereafter acquired
           --------
     by Debtor: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessions thereto and replacements therefor.

          "General Intangibles" means any "general intangibles," as such term is
           -------------------
     defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification, and shall also include Payment Intangibles.

          "Goods" means any "goods", as such term is defined in the Uniform
           -----
     Commercial Code.

          "Instruments" means any "instrument," as such term is defined in the
           -----------
     Uniform Commercial Code, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, and Chattel Paper.

          "Inventory" means any "inventory," as such term is defined in the
           ---------
     Uniform Commercial Code, and, in any event, shall include, without limitation, all Inventory as defined in the Supplemental Agreement.

          "Investment Property" means any "investment property," as such term is
           -------------------
     defined in the Uniform Commercial Code.

          "Liabilities" shall mean all obligations and liabilities of Debtor
           -----------
     under or in respect of the Supplemental Agreement, this Agreement and the other Related Documents, together with all indebtedness, obligations and liabilities of Debtor to Secured Party from time to time.

          "Patents" means any patents and patent applications, including,
           -------
     without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule IV attached hereto, and the reissues,
                            -----------
     divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

          "Payment Intangibles" means any "payment intangibles," as such term is
           -------------------
     defined in Revised Article 9.

          "Permitted Liens" means those liens and encumbrances described on
           ---------------
     Schedule VII attached hereto.
     ------------

          "Person" means any natural person, corporation, partnership, trust,
           ------
     limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Proceeds" means "proceeds," as such term is defined in the Uniform
           --------
     Commercial Code and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

          "Related Documents" means the Publisher Agreement and all documents
           -----------------
     executed by Debtor in connection therewith.

          "Representative" means any Person acting as agent, representative or
           --------------
     trustee on behalf of Secured Party from time to time.

          "Trademarks" means any trademarks, trade names, corporate names,
           ----------
     company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in
     Schedule V attached hereto and renewals thereof, and all income, royalties,
     ----------
     damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
     effect from time to time in the State of Washington.

     Section 2.  Representations, Warranties and Covenants of Debtor.  Debtor
                 ---------------------------------------------------
represents and warrants to, and covenants with, Secured Party as follows:

          (a) Debtor is the owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to Debtor acquiring the same) and no lien other than Permitted Liens exists or will exist upon such Collateral at any time;

          (b) all of the Equipment, Inventory and Goods owned by Debtor is located at the places as specified on Schedule I attached hereto. Except
                                           ----------
     as disclosed on Schedule I, none of the Collateral is in the possession of
                     ----------
     any bailee, warehousemen, processor or consignee. The chief place of business, chief executive office and the office where Debtor keeps its books and records are located at the place as specified on Schedule I.
                                                                ----------
     Debtor (including any Person acquired by Debtor) does not do business and has not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule II attached
                                                        -----------
     hereto;

          (c) no Copyrights, Patents or Trademarks listed on Schedules III, IV
                                                             -----------------
     and V, respectively, if any, have been adjudged invalid or enforceable or
     -----
     have been canceled, in whole or in part, or are not presently subsisting. Each of such Copyrights, Patents and Trademarks is valid and enforceable. Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents and Trademarks, identified on Schedules III, IV and V, as applicable, as being owned by
                   -----------------------
     Debtor, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by Debtor not to sue third persons. Debtor has adopted, used and is currently using, or has a current bona fide intention to use, all of such Trademarks and Copyrights. Debtor has no notice of any suits or actions commenced or threatened with reference to the Copyrights, Patents or Trademarks owned by it.

          (d) Debtor agrees to deliver to Secured Party an updated Schedule I,
                                                                   -----------
     II, III, IV, V and/or VII within five (5) days of any change thereto.
     -------------------------

          (e) Debtor's Federal Employer Identification Number is listed below its signature on the signature pages hereto.

     Section 3.  Collateral.  As collateral security for the prompt payment in
                 ----------
full when due (whether at stated maturity, by acceleration or otherwise) of the Liabilities, Debtor hereby pledges and grants to Secured Party, a lien on and security interest in and to all of Debtor's right, title and interest in the following property and interests in property, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as "Collateral"):
 ----------

(a) the Instruments of Debtor, together with all payments thereon or thereunder;
(b)  all Accounts;
(c)  all Inventory;
(d)  all General Intangibles;
(e)  all Equipment;
(f)  all Documents;
(g)  all Contracts;
(h)  all Goods;
(i)  all Investment Property;
(j)  all Fixtures; and
          (k) all other tangible and intangible property of Debtor, including, without limitation, all Proceeds, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of Debtor described in the preceding clauses of this
     Section 3 (including, without limitation, any proceeds of insurance thereon and all rights, claims and benefits against any Person relating thereto).

     Debtor and Secured Party acknowledge that revised Article 9 of the UCC, in the form or substantially in the form approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Law ("Revised Article 9"), has been adopted in the State of Washington. Grantor and Secured Party hereby agree that upon the effective date in Washington of Revised
Article 9 to the transactions contemplated hereby, all references in this Agreement to sections of the UCC shall be deemed to refer to the equivalent corresponding sections of Revised Article 9.

     Section 4.  Covenants; Remedies.  In furtherance of the grant of the pledge
                 -------------------
and security interest pursuant to Section 3 hereof, Debtor hereby agrees with Secured Party as follows:

4.1.  Delivery and Other Perfection; Maintenance, etc.
      -----------------------------------------------

          (a) Other Documents and Actions.  Debtor shall give, execute, deliver,
              ---------------------------
     file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of Secured Party or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Secured Party or its Representative to exercise and enforce the rights of Secured Party hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of
                        --------
     any Accounts, Payment Intangibles or Instruments shall be subject to the provisions of clause (b) below.

          (b) Books and Records.  Debtor shall permit any representative of
              -----------------
     Secured Party to inspect such books and records at any time during reasonable business hours and will provide photocopies thereof at Debtor's expense to Secured Party upon request of Secured Party.

          (c) Notice to Account Debtor; Verification.  (i) Upon the occurrence
              --------------------------------------
     and during the continuance of any Event of Default, upon request of Secured Party or its Representative, Debtor shall promptly notify (and Debtor hereby authorizes Secured Party and its Representative so to notify) each account debtor in respect of any Accounts, Payment Intangibles or Instruments that such Collateral has been assigned to Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to Secured Party, and (ii) Secured Party and its Representative shall have the right at any time or times to make direct verification with the account debtors of any and all of the Accounts and Payment Intangibles.

          (d) Intellectual Property.  Debtor represents and warrants that the
              ---------------------
     Copyrights, Patents and Trademarks listed on Schedules III, IV and V,
                                                  -----------------------
     respectively, constitute all of the registered Copyrights and all of the Patents and Trademarks now owned by Debtor. If Debtor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and Debtor shall give to Secured Party prompt written notice thereof. Debtor hereby authorizes Secured Party to modify this Agreement by amending Schedules III, IV and V, as applicable, to include any such
                 -----------------------
     registered Copyrights or any such Patents and Trademarks.

          (e) Compliance with Related Documents.  Debtor shall comply with the
              ---------------------------------
     provisions of the Related Documents applicable thereto.

     4.2  Other Liens.  Debtor will not create, permit or suffer to exist, and
          -----------
will defend the Collateral against and take such other action as is necessary to remove, any lien or other encumbrance on the Collateral except Permitted Liens, and will defend the right, title and interest of Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

     4.3  Preservation of Rights.  Whether or not any Event of Default has
          ----------------------
occurred or is continuing, Secured Party and its Representative may, but shall not be required to, take any steps Secured Party or its Representative deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral, including obtaining insurance of Collateral at any time when Debtor has failed to do so, and Debtor shall promptly pay, or reimburse Secured Party for, all expenses incurred in connection therewith.

     4.4  Name Change; Location; Bailees.
          ------------------------------

          (a) Debtor will notify Secured Party promptly in writing prior to any change in Debtor's name, identity or corporate structure, or the proposed use by Debtor of any tradename or fictitious business name other than any such name set forth on Schedule II attached hereto.
                            -----------

          (b) Except for the sale of Inventory in the ordinary course of business, Debtor will keep the Collateral at the locations specified in
     Schedule I applicable to Debtor. Debtor will give Secured Party thirty (30)
     ----------
     day's prior written notice of any change in Debtor's chief place of business, state of organization or of any new location for any of the Collateral.

          (c) If any Collateral is at any time in the possession or control of any warehousemen, bailee, consignee or processor, Debtor shall, upon the request of Secured Party or its Representative, notify such warehousemen, bailee, consignee or processor of the lien and security interest created hereby and shall instruct such Person to hold all such Collateral for Secured Party's account subject to Secured Party's instructions.

     4.5  Events of Default, Etc.  During the period during which an Event of
          ----------------------
Default shall have occurred and be continuing:

          (a) Debtor shall, at the request of Secured Party or its Representative, assemble the Collateral at such place or places as may be reasonably designated by Secured Party or its Representative;

          (b) Secured Party or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Secured Party were the sole and absolute owner thereof (and Debtor agrees to take all such action as may be appropriate to give effect to such right);

          (d) Secured Party or its Representative in their discretion may, in the name of Secured Party or in the name of Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

          (e) Secured Party or its Representative may take immediate possession and occupancy of any premises owned, used or leased by Debtor and exercise all other rights and remedies of an assignee which may be available to Secured Party; and

          (f) Secured Party may, upon ten (10) business days' prior written notice to Debtor of the time and place (which notice Debtor hereby agrees is commercially reasonable notification for purposes hereof), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of Secured Party or its Representative, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Debtor, any such demand, notice and right or equity being hereby expressly waived and released. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
4.6 shall be applied in accordance with Section 4.9 hereof.

     4.6  Deficiency.  If the proceeds of sale, collection or other realization
          ----------
of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, Debtor shall remain liable for any deficiency.

     4.7  Application of Proceeds.  The proceeds of any collection, sale or
          -----------------------
other realization of all or any part of the Collateral, and any other cash at the time held by Secured Party under this Agreement, shall be applied:

          first, to payment of all expenses payable or reimbursable under this
          -----
     Agreement and the other Related Documents executed by Debtor;

          second, to payment of all accrued unpaid interest on the Liabilities;
          ------

          third, to payment of principal of the Liabilities;
          -----

          fourth, to payment of any other amounts owing constituting
          ------
     Liabilities; and

          last, any remainder shall be for the account of and paid to Debtor.
          ----

     4.8  Attorney-in-Fact.  Debtor hereby irrevocably constitutes and appoints
          ----------------
Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in the discretion of Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following upon the occurrence and during the continuation of any Event of Default:

          (a) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

          (b) to pay or discharge charges or liens levied or placed on or threatened against the Collateral other than the Permitted Liens, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

          (c) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Secured Party or as Secured Party shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

          (d) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral;

          (e) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

          (f) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral;

          (g) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; and

          (h) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owners thereof for all purposes, and to do, at Secured Party's option and at Debtor's expense, at any time, or from time to time, all acts and things which Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Party's lien therein, in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

     Debtor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Liabilities are indefeasibly paid in full.

     Debtor also authorizes Secured Party, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Debtor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.5 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     4.9   Perfection.  No earlier than April 5, 2001, Debtor shall file such
           ----------
financing statements, assignments for security and other documents in such offices as may be necessary or as Secured Party or the Representative may request to perfect the security interests granted by Section 3 of this Agreement. Debtor hereby authorizes Secured Party to file a financing statement describing the Collateral

     4.10  Termination.  This Agreement and the liens and security interests
           -----------
granted hereunder shall not terminate until the complete performance and indefeasible satisfaction of all the Liabilities, whereupon Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to or on the order of Debtor.

     4.11  Further Assurances.  At any time and from time to time, upon the
           ------------------
written request of Secured Party or its Representative, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as Secured Party or its Representative may reasonably require in order for Secured Party to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of Secured Party.

     4.12  Limitation on Duty of Secured Party.  The powers conferred on Secured
           -----------------------------------
Party under this Agreement are solely to protect Secured Party's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither Secured Party nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for willful misconduct. Without limiting the foregoing, Secured Party and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the relevant Secured Party or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither Secured Party nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any person with respect to any Collateral.

     Also without limiting the generality of the foregoing, neither Secured Party nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to Secured Party of a security interest therein or assignment thereof or the receipt by Secured Party or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall Secured Party or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of Debtor under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     Section 5.  Miscellaneous.
                 -------------

     5.1  No Waiver.  No failure on the part of Secured Party or any of its
          ---------
Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

     5.2  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws and decisions of the State of Washington, without regard to conflict of law principles thereof.

     5.3  Notices.  All notices, approvals, requests, demands and other
          -------
communications hereunder shall be in writing and delivered by hand or by nationally recognized overnight courier, or sent by first class mail or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail), sent:

          (a) if to Debtor, to:        Interplay Entertainment Corp.
                                       16815 Von Karman Ave.
                                       Irvine, CA  92606
                                       Attn: Chief Executive Officer
                                       Facsimile (949) 252-0667

          (b) if to Secured Party, to: Microsoft Corporation
                                       One Microsoft Way
                                       Redmond, WA 98052-6399
                                       Attn: Law & Corporate Affairs/Xbox
                                       Facsimile: (425) 936-7329

or to such other address or addresses or telecopy number or numbers as any party hereto may most recently have designated in writing to the other party by such notice. All such communications shall be deemed to have been given or made (i) if delivered in person, when delivered, (ii) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. Seattle time, otherwise on the next business day, (iii) if delivered by overnight courier, one (1) business day after delivery to the courier properly addressed and (iv) if mailed, three (3) business days after deposited in the United States mail, certified or registered.

     5.4  Amendments, Etc.  The terms of this Agreement may be waived, altered
          ---------------
or amended only by an instrument in writing duly executed by Debtor sought to be charged or benefited thereby and Secured Party. Any such amendment or waiver shall be binding upon Secured Party and Debtor sought to be charged or benefited thereby and their respective successors and assigns.

     5.5  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that Debtor shall not assign or transfer its rights
                --------
hereunder without the prior written consent of Secured Party.

     5.6  Counterparts; Headings.  This Agreement may be executed in any number
          ----------------------
of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

     5.7  Severability.  If any provision hereof is invalid and unenforceable in
          ------------
any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Secured Party and its Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     5.8  Other Loan Documents.  This Agreement supplements the other
          --------------------
Transaction Documents and nothing in this Agreement shall be deemed to limit or supersede the rights granted to Secured Party in any other Related Document. In the event of any conflict between this Agreement and Supplemental Agreement, the provisions of the Supplemental Agreement shall govern.

     5.9.  Subordination to LaSalle Business Credit.  The lien and security
           ----------------------------------------
interest granted under this Agreement shall be subordinate to any lien granted to (i) LaSalle Business Credit, Inc. ("LaSalle") pursuant to any document or agreement executed by Debtor within thirty (30) days of the date hereof (collectively, the "LaSalle Documents") and (ii) Titus Interactive SA ("Titus")
                    -----------------
pursuant to the Secured Revolving Note dated April 14, 2000 and documents ancillary thereto (collectively, the "Titus Documents"). Debtor shall be
                                      ---------------
relieved of any obligation under this Agreement relating to the control or delivery of Collateral to the extent LaSalle or Titus has exercised its rights in the Collateral pursuant to the LaSalle Documents or Titus Documents, respectively.

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                       DEBTOR:
                                       ------

                                       INTERPLAY ENTERTAINMENT CORP., a Delaware corporation


                                       By: /s/ VICTOR SZE
                                          --------------------------------------
                                       Name: Victor Sze
                                       Title: Director of Corporate Affairs
                                       FEIN: 33-0102707


                                       MICROSOFT CORPORATION


                                       By: /s/ ROBERT BACH
                                          --------------------------------------
                                       Name: Robert Bach
                                       Title: Sr. V.P. Home & Retail Division

                                  SCHEDULE I

                     Locations of Equipment and Inventory


Interplay Entertainment Corp.                   Advance Paper Box Company
16815 Von Karman Ave.                           6100 S. Gramercy Pl.
Irvine, CA  92606                               Los Angeles CA 90047

Ditan Distribution/Hayward                      Ditan Distribution/Indiana
3335 Arden Road                                 909 Whittaker Road
Hayward,CA 94545                                Plainfield, Indiana  46168

Ditan Distribution/Atlanta                      Tech Pacific Australia PTY, Ltd.
5445 Old Dixie Hwy.                             3 Millennium Court
Forrest Park, GA                                Matraville, NSW  2036

Digital River                                   Future Media Productions
5198 W 76th Street                              25136 Anza Drive
Edina, Minnesota  55439                         Valencia, CA 91355

JVC Disc America                                Maxell Corporation
#2 JVC Road                                     1725 Dornoch Court
Tuscaloosa, AL  35405                           San Diego, CA 92713

Sony Disc Manufacturing                         Virgin Interactive Entertainment
1800 N. Fruitridge Ave.                         74A Charlotte Street
Terra Haute, IN 47804                           London, W1P 1LR

Activision US and UK
3100 Ocean Park Blvd.
Santa Monica, CA 90405

                                  SCHEDULE II

                       Trade or Fictitious Business Names

VR Sports
MacPlay
Digital Voodoo
Brainstorm
Tribal Dreams
Interplay Films
Tantrum
Flat Cat
Black Isle Studios
Interplay Sports
Interplay Productions

                                  SCHEDULE III

                    Copyright Applications and Registrations

--------------------------------------------------------------------------
Work                                                   Registration No.
--------------------------------------------------------------------------
American Deer Hunter 2000                                 PA 965-506
--------------------------------------------------------------------------
Battle Chess                                             TX 2-893-422
--------------------------------------------------------------------------
Caesars Palace Imperial Slots                            TX 4-777-275
--------------------------------------------------------------------------
Caesars Palace VIP Blackjack                             TX 4-767-412
--------------------------------------------------------------------------
Caesars Palace VIP Craps                                 TX 4-767-413
--------------------------------------------------------------------------
Caesars Palace VIP Video Poker                           TX 4-767-411
--------------------------------------------------------------------------
Clay Fighter 63 1/3                                       PA 885-156
--------------------------------------------------------------------------
Conquest of the New World                                 PA 817-439
--------------------------------------------------------------------------
Descent                                                   PA 760-299
--------------------------------------------------------------------------
Descent (Shareware)                                       PA 760-298
--------------------------------------------------------------------------
Descent II                                                PA 817-438
--------------------------------------------------------------------------
Descent Shareware                                         PA 760-298
--------------------------------------------------------------------------
Die By The Sword                                          PA 915-817
--------------------------------------------------------------------------
Fallout                                                   PA 886-144
--------------------------------------------------------------------------
Fallout 2                                                 PA 931-744
--------------------------------------------------------------------------
Freespace 2                                               PA 976-087
--------------------------------------------------------------------------
Invictus                                                  PA 993-475
--------------------------------------------------------------------------
Jetfighter III                                            PA 857-025
--------------------------------------------------------------------------
Loaded                                                    PA 840-868
--------------------------------------------------------------------------
M.A.X.                                                    PA 829-450
--------------------------------------------------------------------------
M.A.X. 2                                                  PA 915-304
--------------------------------------------------------------------------
MDK                                                       PA 808-315
--------------------------------------------------------------------------
PlaneScape Torment                                       TX 5-085-749
--------------------------------------------------------------------------
Poker Night with David Sklansky                           PA 967-766
--------------------------------------------------------------------------
Realms of the Haunting                                    PA 885-847
--------------------------------------------------------------------------
Redneck Rampage                                           PA 844-404
--------------------------------------------------------------------------
ReLoaded                                                  PA 840-862
--------------------------------------------------------------------------
Renegade Racers                                          PA 1-000-156
--------------------------------------------------------------------------
Shattered Steel                                           PA 807-946
--------------------------------------------------------------------------
Star Trek:  New Worlds (Interplay & Paramount)           TX 5-176-706
--------------------------------------------------------------------------
Star Trek:  Star Fleet Academy (Interplay & Paramount)   TX 4-690-377
--------------------------------------------------------------------------
Star Trek:  Starfleet Command (Interplay & Paramount)    TX 4-272-948
--------------------------------------------------------------------------
Stonekeep                                                 PA 826-716
--------------------------------------------------------------------------
U.S.C.F. Chess                                           TX 4-783-955
--------------------------------------------------------------------------
VR Baseball '97 (software only)                          TX 4-564-090
--------------------------------------------------------------------------

--------------------------------------------------------------------------
VR Baseball 2000                                         TX 4-771-562
--------------------------------------------------------------------------
VR Baseball '97                                          TX 4-564-090
--------------------------------------------------------------------------
VR Baseball '99                                          TX 4-771-664
--------------------------------------------------------------------------
Waterworld (software only)                               TX 4-632-447
--------------------------------------------------------------------------

                                  SCHEDULE IV

                              Patent Applications

"Saxs Video Object Generation Engine"

                                   SCHEDULE V

                    Trademark Applications and Registrations

Serial No.   Registration No.     Mark
73805706         1596613          BATTLE CHESS
74126489         1737704          CASTLES
74384474         1832342          CLAY FIGHTER
74305151         1834758          ROCK N ROLL RACING
74341937         1836284          LOST VIKINGS
74350629         1836291          RAGS TO RICHES
74248644         1854242          CLAYMATES
74387623         1858703          MACPLAY
74384475         1941851          CINEMATIC MULTIMEDIA
74527218         1949638          DESCENT
74582371         1953773          STAR REACH
74507990         1959285          BOOGERMAN
74350642         1962181          STONEKEEP
74544431         1962436          BLACKTHORNE
74629069         1981729          POWER PETE
74627463         2009067          CONQUEST OF THE NEW WORLD
75975488         2021481          STONEKEEP
74514923         2026258          BAD MISTER FROSTY
74736092         2034565          WHIPLASH
75030060         2049995          THE DIFFERENCE IS REAL
74735727         2051576          CHESS MATES
75024330         2056335          MUMMY TOMB OF THE PHARAOH
75060661         2070846          SHATTERED STEEL
75098187         2070881          RELOADED
75091419         2072876          M.A.X. MECHANIZED ASSAULT & EXPLORATION
75176673         2077705          BRAIN STORM
75179798         2077709          INTERPLAY
75078519         2078130          NORMALITY
74729636         2079986          VR SPORTS
75098235         2080326          FRAGILE ALLEGIANCE
75055638         2084915          SIGNATURE SERIES
75976194         2085039          REALMS OF THE HAUNTING
75084004         2102234          REALMS OF THE HAUNTING
74618388         2103798          FRANKENSTEIN: THROUGH THE EYES OF THE MONSTER

75011372         2141294          LOADED
75209353         2141610          NORSE BY NORSEWEST
75133820         2145377          DRAWING DISCOVERIES
75086538         2162545          RED ASPHALT
75171840         2165169          BY GAMERS. FOR GAMERS.
75240097         2175708          TRIBAL DREAMS
75237550         2182958          CLAY FIGHTER 63 1/3
75149240         2186477          DIE BY THE SWORD
75060884         2204227          ENGAGE GAMES ONLINE
75237327         2204425          DESCENT MAXIMUM
75333285         2224808          EARTH 2140
75295950         2231196          CRIME KILLER
74628745         2232471          OF LIGHT AND DARKNESS
75078985         2239173          HARDWAR
75103875         2239195          ROLEMASTER: MAGESTORM
75103887         2239196          SPLATTERBALL
75475413         2249634          OF LIGHT AND DARKNESS THE PROPHECY
75383140         2261601          REDNECK RAMPAGE SUCKIN' GRITS ON ROUTE 66
75421395         2269851          REDNECK RAMPAGE RIDES AGAIN
75030055         2272527          VIRTUAL FIELDVISION
74535687         2279561          INTERPLAY
75390434         2314929          DESCENT: FREESPACE THE GREAT WAR
75397533         2364989          KINGPIN
75727695         2432924          FREESPACE
75397850         Pending          R/C STUNT COPTER
75474398         Pending          GIANTS
75532773         Pending          REDNECK RAMPAGE
75605979         Pending          GIANTS CITIZEN KABUTO
75708993         Pending          TEAM EGO
75771631         Pending          INVICTUS
75847494         Pending          REDNECK
75931058         Pending          GALLEON
76025037         Pending          DIGITAL MAYHEM
76026377         Pending          PLANESCAPE: TORMENT
76026378         Pending          SEPTERRA CORE
76036459         Pending          MOTOR MADNESS
78031290         Pending          SUNDERING: WORLD'S END
78031292         Pending          SUNDERING
78035635         Pending          DYNAVERSE 2
78050716         Pending          BALDUR'S GATE DARK ALLIANCE

                                  SCHEDULE VI

                           [intentionally omitted]

                                 SCHEDULE VII

                                Permitted Liens



Liens described in Section 5.9 of this Agreement.

                                      22